Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and “Other Information” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 2,457 and Amendment No. 2,461 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 28, 2016 on Biotech ETF, Environmental Services ETF, Gaming ETF, Generic Drugs ETF, Pharmaceutical ETF, Retail ETF, and Semiconductor ETF (seven of the investment funds constituting the VanEck Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2016.

/s/ Ernst &Young LLP

New York, NY

January 26, 2017

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and “Other Information” in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statements of Additional Information in Post-Effective Amendment No. 2,457 and Amendment No. 2,461 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of VanEck Vectors ETF Trust and to the incorporation by reference of our reports dated November 28, 2016 on Global Spin-Off ETF, Morningstar International Moat ETF and Morningstar Wide Moat ETF (three of the investment funds constituting the VanEck Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2016.

/s/ Ernst & Young LLP

New York, NY

January 26, 2017